UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Brocade Communications Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communications relating to the proposed acquisition (the “Acquisition”) of Brocade Communications Systems, Inc. (“Brocade”) by Broadcom Limited (“Ultimate Parent”), a limited liability company organized under the laws of the Republic of Singapore, Broadcom Corporation (“Parent”), a California corporation and an indirect subsidiary of Ultimate Parent, and Bobcat Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated November 2 , 2016 by and among Brocade, Ultimate Parent, Parent and Merger Sub:

(i)	Letter to Brocade Employees distributed on December 9, 2016 by Lloyd Carney; and

(ii)	Updated Frequently Asked Questions (FAQs) relating to the Acquisition, made available on December 9, 2016.

The items listed above were first used or made available on December 9, 2016.

Letter to Brocade Employees distributed on December 9, 2016 by Lloyd Carney

Brocadians,

I am pleased to summarize our steady progress on a variety of acquisition and divestiture activities.

Bids for IP Networking Business. On Wednesday, Dec 7 we closed Phase 1 of the due diligence process to divest the IP Networking business. Brocade has been leading these technology presentations, and it has been exciting to see a clear sense of competition among several of the entities. Given the high interest from eight strategic and financial entities, we do not expect to require a Phase 2. In fact, next week a team from Barclays Bank, Broadcom, and Brocade expect to begin narrowing our five bids down to two. We remain optimistic that a successful bidder for the entire IP Networking portfolio will emerge before the U.S. shutdown later this month.

Meetings and Milestones with Broadcom. In addition to ongoing meetings regarding SAN resources (described below), Broadcom and Brocade HR teams have also met and are expected to initiate recurring planning meetings in mid-January to further map programs and processes. I know employees are eager to hear more about this and we will bring you more information as soon as we are able.

With regard to the transaction, we filed a preliminary proxy statement with the SEC on December 6. We will soon be mailing the proxy statement to Brocade shareholders who are entitled to vote on the merger agreement and related matters at the special meeting of stockholders that is expected to be held in calendar Q1.

SAN and IP Networking Business Resource Alignment. I know that many of you are awaiting notification about the alignment of resources. I appreciate your continued patience with this exercise. We want to make sure that we identify the key interdependencies particularly in highly cross-functional roles. It is our goal to complete this process before the U.S. shutdown. As with many areas of the acquisition, we will not have all of the answers, but, at a minimum, we want to be able to designate employees as SAN or IP Networking.

Resources and Call to Action. In addition to the milestones noted above, I remind you to visit the Acquisition Information Center. Based on questions to Internal Communications, we have added a couple of items to the FAQs. A replay of the Q4 All-Hands segment on the acquisition is also posted on the site. Please make the time to listen to the replay, read the FAQs, and familiarize yourself with other resources on the Information Center. In addition, over the last couple of weeks, HR has held several pilot sessions of ‘Leading through Transition’, a People Leader workshop they expect to make available to the business later in January. A follow-on employee version will pilot in January. Please make use of the tools and resources such as these to support your team through change as we work together to deliver our objectives for FY17.

To that end, I have an Open Call to Action for leaders at Brocade. Continue to be transparent with your teams and communicate accurate information across your groups as frequently as possible. Now more than ever, we must use All-Hands and department meetings to keep teams informed and engaged. By continuing to treat one another with respect, empathy and compassion, and by providing open and credible communications, we can more easily navigate this near-term uncertainty.

Over the last week, I have had the pleasure of talking with many of you at the San Jose and Sunnyvale holiday socials, and reflecting on the many positive experiences we have shared in 2016. These events, happening at most of our major sites, are a great opportunity to pause and enjoy some holiday cheer with colleagues. You have all earned it.

Between now and the U.S. shutdown, I will continue my regular weekly communications with you. In the meantime, on behalf of the entire executive team, thank you for staying focused and continuing to deliver the exceptional customer experience for which Brocade has come to be known.

Lloyd

Additional Information and Where to Find It; Participants in the Solicitation

In connection with the proposed transaction, Brocade intends to file relevant materials with the SEC, including a proxy statement. Brocade filed the preliminary proxy statement on Schedule 14A with the SEC on December 6, 2016. Promptly after filing its definitive proxy statement, Brocade will mail the proxy statement to each Brocade stockholder entitled to vote at the special meeting relating to the transaction. SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents filed by Brocade with the SEC in connection with the transaction (when they become available), may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Brocade and its directors and officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, filed with the SEC on December 22, 2015, and the preliminary proxy statement on Schedule 14A, which was filed with the SEC on December 6, 2016. Additional information regarding the identity of the potential participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement on Schedule 14A and other materials to be filed with SEC in connection with the transaction, when they become available.

Updated Frequently Asked Questions (FAQs) relating to the Acquisition, made available on December 9, 2016

NEW: Latest Updates – December 9, 2016

People Q&A | General Questions & Organizational Alignment

Q:	Internal Communications continues to receive a number of questions on a variety of topics: treatment of accrued PTO for employees continuing employment with Broadcom, health & welfare programs offered by Broadcom and Open Enrollment procedures, treatment of 401(k) loans, and others. When will these items be addressed?

A:	As has been communicated, Broadcom and Brocade leadership are focused on identifying a buyer of the IP Networking business. That is the team’s primary objective. While we understand the importance of these acquisition questions, we are not likely to have additional information about benefits or voluntary programs for several weeks. We appreciate your patience while we first focus on the IP Networking buyer. We will communicate new information as soon as we are able.

People Q&A | Leaving Brocade: Notification & Severance

Q:	How will severance be calculated for Brocade employees who work less than full-time who are not continuing employment with Broadcom or the buyer of the IP Networking business?

A:	Brocade employees who do not continue employment with Broadcom or the buyer of the IP Networking business will be offered severance. The period of severance (typically expressed as a number of weeks of pay) will be based on severance guidelines which, as previously communicated, will vary by the employee’s role, service period and geography. The rate of pay (expressed as a weekly value) will be pro-rated consistent with the employee’s documented work schedule. For example, for an employee working 30 hours a week, the severance rate would be calculated based on a 30 hour a week schedule.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Brocade Communications Systems, Inc. (“Brocade”) and Broadcom Limited (“Broadcom”). In connection with the proposed transaction, Brocade intends to file relevant materials with the Securities and Exchange Commission (the “SEC”). Brocade filed the preliminary proxy statement on Schedule 14A with the SEC on December 6, 2016. Promptly after filing its definitive proxy statement with the SEC, Brocade will mail the definitive proxy statement and a proxy card to each stockholder of Brocade entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BROCADE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT BROCADE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BROCADE AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by Brocade with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Brocade’s website (http://www.brcd.com) or by contacting Brocade’s Investor Relations at (408) 333-6208 or scoli@brocade.com.

Participants in the Solicitation

Brocade and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Brocade’s stockholders with respect to the proposed transaction. Information about Brocade’s directors and executive officers and their ownership of Brocade’s common stock is set forth in Brocade’s proxy statement on Schedule 14A filed with the SEC on February 25, 2016, Brocade’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, which was filed with the SEC on December 22, 2015 and the preliminary proxy statement on Schedule 14A, which was filed with the SEC on December 6, 2016. Information regarding the identity of the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the definitive proxy statement on Schedule 14A and other materials to be filed with SEC in connection with the proposed transaction, when they become available.

Legal Notice Regarding Forward-Looking Statements

This communication, and any documents to which Brocade refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Brocade’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of Brocade and Broadcom for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Brocade’s business and the price of the common stock of Brocade, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of Brocade and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Brocade’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Brocade’s ongoing business operations (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction; (viii) unexpected costs, charges or expenses resulting from the proposed transaction, (ix) the ability of Broadcom to achieve its plans, forecasts and other expectations with respect to Brocade’s business after completion of the proposed transaction; and (x) other risks described in Brocade’s and Broadcom’s filings with the SEC, such as their respective Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, Brocade does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.